UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2019

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080
(Address of principal executive offices and zip code)

650-244-4990
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2019, Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) entered into new employment agreements with each of Sunil Bhonsle, Chief Executive Officer and President, and Marc Rubin, Executive Chairman, following the expiration of their former agreements on March 31, 2019. The agreements provide for a base annual salary of $425,000 for Mr. Bhonsle and $325,000 for Dr. Rubin, and an annual bonus, payable in cash and/or equity awards under the Company’s incentive plan, of up to 50% of their base salary. The amount and makeup of any such bonus is at the sole discretion of the Board or the compensation committee. Upon termination of their employment by the Company without Cause or their resignation for Good Reason, not in connection with a Change of Control (as those terms are defined in such agreements), the executives are entitled to (i) severance in the form of continuation of their base salary for 12 months, (ii) a pro rata portion of any annual bonus, (iii) 12 months of COBRA payments, and (iv) the immediate accelerated vesting of any unvested restricted shares and stock options. In the event such a termination is within 30 days prior to or six months following a change of control, the severance payment provided in clause (i) above shall be made in a lump sum. The employment agreements contain 12-month post termination non-competition and non-solicitation provisions.

Pursuant to the employment agreements, on April 2, 2019 (the “Grant Date”), the executives each received a 10-year option grant under the Titan Pharmaceuticals Third Amended and Restated 2015 Omnibus Equity Incentive Plan (the “Plan”) to purchase 200,000 shares of common stock at an exercise price of $1.75 per share, the closing price on such date. The options vest as to 83,334 shares on the Grant Date with the balance to vest at such time, if ever, as the Company receives shareholder approval of the Board’s amendment to Section 5.1 of the Plan to increase the limitation on the number of awards granted to a single individual in any calendar year from 83,334 to 250,000.

The employment agreements with Mr. Bhonsle and Dr. Rubin are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between the Registrant and Sunil Bhonsle
10.2	Employment Agreement between the Registrant and Marc Rubin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Title:	Chief Executive Officer and President

Dated: April 3, 2019